PRESS RELEASE

Contact:	Mark Hood SVP, Chief Financial Officer
Phone:	314-633-7255

Panera Bread Company to Present at RBC Capital Markets
Consumer Conference 2003

St. Louis, MO September 29, 2003 — Panera Bread Company (Nasdaq: PNRA) will be presenting at the RBC Capital Markets Consumer Conference 2003 to be held in Orlando on Wednesday, October 1, 2003 at 1:30 PM EDT. An audio webcast of the presentation will be available over the Internet at http://www.wallstreetwebcasting.com/webcast/dr15/pnra/. A replay of the presentation will be archived for 30 days.